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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 1, 2001
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                     TWEETER HOME ENTERTAINMENT GROUP, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                    0-24091                  04-3417513
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)

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                                  10 PEQUOT WAY
                           CANTON, MASSACHUSETTS 02021
    (ADDRESS, INCLUDING ZIP CODE OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


Item 5.     Other Events

         On June 4, 2001, Tweeter Home Entertainment Group, Inc. announced that it had entered into an Agreement and Plan of Merger dated as of June 1, 2001 among Tweeter, Sound Advice, Inc. and TWT Acquisition Corp., a Florida corporation and wholly owned subsidiary of Tweeter. In the merger, TWT Acquisition Corp. will merge with and into Sound Advice, with Sound Advice surviving the merger as a wholly owned subsidiary of Tweeter. Both Tweeter's and Sound Advice's obligations to complete the merger are subject to, among other things, approval by the Tweeter stockholders of the issuance of Tweeter shares in the merger and approval of the merger by the Sound Advice stockholders.

         At the effective time of the merger, each outstanding share of Sound Advice common stock will be converted into the right to receive that number of shares of Tweeter common stock equal to the "exchange number." If the average daily closing price of Tweeter common stock as reported by Nasdaq for the five business days ending two days prior to the effective date of the merger is between $21 and $30 per share, then the exchange number will be one. If such average daily closing price is $30 or more per share, then the exchange number will equal a fraction, the numerator of which will be 30

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and the denominator of which will be such average daily closing price. If such average daily closing price is below $21 per share, then the exchange number will equal a fraction, the numerator of which will be 21 and the denominator of which will be such average daily closing price. In the event such average daily closing price is below $18 per share, either party may terminate the merger.

         Effective as of the effective time of the merger, each outstanding option to purchase shares of Sound Advice common stock under Sound Advice's Amended and Restated 1999 Stock Option Plan and Second Amended and Restated 1986 Stock Option Plan, whether or not exercisable or vested, will become fully exercisable and vested, and will be exchanged for fully exercisable and vested options to purchase that number of shares of Tweeter common stock equal to the exchange number times the number of shares subject to such Sound Advice option. The stock options issued by Tweeter will have an exercise price equal to the original exercise price for Sound Advice stock options for which they are exchanged divided by the exchange number.

         The acquisition of Sound Advice is intended to qualify a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. Tweeter will account for the transaction under the purchase method of accounting. Tweeter's press release announcing this transaction is filed as
Exhibit 99.1 hereto.

         Tweeter plans to file with the U.S. Securities and Exchange Commission (or SEC) a Registration Statement on Form S-4 with respect to the proposed merger, and Tweeter and Sound Advice expect to mail a Joint Proxy Statement/Prospectus to their respective stockholders containing information about the merger. We urge investors and security holders to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available. The Registration Statement and the Joint Proxy Statement/ Prospectus will contain important information about Tweeter, Sound Advice and the proposed merger. Investors and security holders will be able to obtain free copies of these documents through the web site maintained by the SEC at http//www.sec.gov.

         Tweeter and Sound Advice file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information filed by Tweeter and Sound Advice at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. Tweeter's and Sound Advice's other filings with the SEC also are available to the public from commercial document-retrieval services and at the web site maintained by the SEC at http//www.sec.gov.

         Sound Advice and its directors, executive officers and certain employees may be considered participants in the solicitation of proxies in connection with the proposed merger. Information concerning Sound Advice's directors and executive officers can be found in Sound Advice's Annual Report on Form 10-K for the year ended January 31, 2001 and proxy statement for Sound Advice's 2001 annual meeting of stockholders as

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filed with the SEC. Some directors and executive officers of Sound Advice have direct or indirect interests in the merger due to their ownership of common stock and options of Sound Advice and the vesting of options and rights to severance payments in connection with the merger. Additional information regarding the participants in the solicitation will be contained in the Joint Proxy Statement/Prospectus.

Item 7.     Financial Statements and Exhibits

(a)         Exhibits

Exhibit Number

2.1 Agreement and Plan of Merger among Tweeter Home Entertainment Group, Inc., TWT Acquisition Corp. and Sound Advice, Inc. dated as of
            June 1, 2001

99.1        Press Release dated June 4, 2001


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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


TWEETER HOME ENTERTAINMENT GROUP, INC.


DATED:  June 8, 2001


By:     /s/ Joseph G. McGuire
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        Joseph G. McGuire
        Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit No.         Description

    2.1 Agreement and Plan of Merger among Tweeter Home Entertainment Group, Inc., TWT Acquisition
                    Corp. and Sound Advice, Inc. dated as of June 1, 2001

   99.1             Press Release dated June 4, 2001


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